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                                                                    EXHIBIT 10.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                             DATED OCTOBER 22, 2001

This First Amendment to Loan and Security Agreement (the "First Amendment") is made as of this 14/th/ day of June 2002 by and between SeaChange International, Inc., a Delaware corporation with its principal place of business at 124 Acton Street, Maynard, Massachusetts (the "Borrower") and Citizens Bank of Massachusetts, a bank with offices at 28 State Street, Boston, Massachusetts (the "Lender") in consideration of the mutual covenants contained herein and the benefits to be derived herefrom. Unless otherwise specified, all capitalized terms shall have the same meaning herein as set forth in the Agreement (as defined below).

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, on October 22, 2001, the Borrower and the Lender entered into a loan arrangement (the "Loan Arrangement") as evidenced by, amongst other documents and instruments, a certain Loan and Security Agreement (as amended from time to time, the "Agreement") by and between the Borrower and the Lender pursuant to which the Lender agreed to provide certain financial accommodations to or for the benefit of the Borrower; and

         WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Agreement; and

         WHEREAS, the Lender has agreed to so amend the Agreement provided the Borrower and the Lender entered into this First Amendment; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The definition of EBITDA at the end of Section 14 of the Agreement is deleted and replaced with the following:

               "EBITDA shall mean, for the applicable period, net income from continuing operations before the payment of interest and taxes, plus depreciation and amortization, plus non-cash expenses related to the May 29, 2002 nCube verdict, minus cash payments related to the nCube verdict including, but not limited to damage payments, legal expense payments, and interest payments, determined in accordance with generally accepted accounting principles;"

         2. Section 14(e) of the Agreement is deleted in its entirety and replaced with the following:

                  "(e) (Minimum EBITDA) Permit EBITDA to be equal or less than the amounts for the periods listed blow:

                         (i)  quarter ending April 30, 2002 -    $7,000,000.00

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                     (ii)  quarter ending July 31, 2002 -     $6,150,000.00
                     (iii) quarter ending October 31, 2002 -  $7,000,000.00
                     (iv)  quarter ending July 31, 2003 -     $5,200,000.00
                     (v)   quarter ending April 30, 2003 -    $5,600,000.00
                     (vi)  quarter ending July 31, 2003 -     $7,000,000.00

               and thereafter $7,000,000.00 on a trailing twelve (12) month basis, to be tested quarterly."

         3. Section 14(f) is supplemented by adding the following additional sentence:

               "In calculating net income the Borrower may add back non-cash expenses related to the May 29, 2002 nCube verdict."

         4. Section 15(xii) is supplemented by adding the following additional language:

               "Except as otherwise disclosed in writing by the Borrower to the Bank,"

         5. The Borrower hereby agrees that the liabilities, obligations and indemnity of the Borrower under the Agreement shall be secured by any and all collateral now or hereafter granted to the Lender by the Borrower.

         6. The Borrower hereby acknowledges and agrees that the Borrower has no offsets, defenses or counterclaims against the Lender with respect to the Loan Arrangement or otherwise, and to the extent that the Borrower has any such offsets, defenses or counterclaims against the Lender, then the Borrower hereby affirmatively WAIVES and RENOUNCES any such offsets, defenses or counterclaims.

         7. This First Amendment and all other documents executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Lender either expressed or implied, concerning the matters contained herein and in such other instruments, any statute, custom or use to the contrary notwithstanding. No such discussions or negotiations shall limit, modify or otherwise effect the provisions hereof. The modification amendment, or waiver of any provision of this First Amendment, the Agreement or any provision under any other agreement or document entered into between the Borrower and the Lender shall not be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

         8. Except as specifically modified herein, the Agreement shall remain in full force and effect as originally written, and the Borrower hereby ratifies and confirms all terms and conditions contained in the Agreement.

         9. This First Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

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         IN WITNESS WHEREOF, the parties hereof have set their hands and seals as of the date first written above.

                                           SEACHANGE INTERNATIONAL, INC.


                                           By:  /s/ William L. Fiedler
                                                --------------------------------
                                           Name:    William L. Fiedler
                                           Title: Vice President and Chief
                                                  Financial Officer

                                           CITIZENS BANK OF MASSACHUSETTS


                                           By:  /s/ Ralph L. Letner
                                                --------------------------------
                                           Name:    Ralph L. Letner
                                           Title: Vice President

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